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                                                                EXHIBIT 10.1


                         [MERCANTILE NATIONAL BANK LOGO]


Joseph W. Kiley, III

Title: Executive Vice President and Chief Financial Officer of Mercantile National Bank and National Mercantile Bancorp.

Job Responsibilities:   As outlined on the Initial Expectations Sheet dated
                        5/15/96. A normal job description is attached. Your employment is "at will."

Base Compensation:      Until recapitalization has been completed $10,000.00 per
                        month ($120,000 annually).  After recapitalization
                        $10,416.66 per month ($125,000 annually).

Incentive Compensation: Annually agreed upon goals and objectives based on the annual budget and performance of the Company. Incentive could be earned up to 60% of base salary.

Option Stock:           Initial stock option grant of 20,000 shares plus 10,000
                        additional shares at the time of recapitalization based on the existing National Mercantile Bancorp stock option program. Vesting for all shares would be in accordance with the National Mercantile Bancorp's employee stock option plan.

Automobile:             A car allowance of $550.00 per month will be paid.

Telephone:              $50.00 per month.

Club Memberships:       Los Angeles Country Club - $400.00 per month
                        Jonathan Club - $250.00 per month.

Professional &          Will be reimbursed by the Bank.
Educational Dues:

        As an employee of Mercantile National Bank all normal and regular benefits are available. Vacation would be 20 days per year or four weeks.



/s/ JOSEPH W. KILEY, III                /s/ SCOTT A. MONTGOMERY
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Joseph W. Kiley, III                    Scott A. Montgomery

Dated:  July 17, 1996                   Dated:  7/17/96
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